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                                                                     EXHIBIT 4.3

                      SAVANNAH FOODS & INDUSTRIES, INC.
                         1996 EQUITY INCENTIVE PLAN


                                  SECTION 1
                                   PURPOSE

         The purpose of this Plan is to promote the interests of the Company, its Subsidiaries and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate employees or those who will become employees, and to align the interests of those individuals and the Company's shareholders. To do this, the Plan offers equity- based opportunities providing such employees with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its Subsidiaries.

                                  SECTION 2
                                 DEFINITIONS

         Each term set forth in this Section shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

         2.1 Award means an award or grant of an Option or Restricted Stock made to a Participant under this Plan.

         2.2 Award Agreement means the agreement executed by a Participant pursuant to this Plan in connection with the granting of an Award.

         2.3 Board means the Board of Directors of the Company, as constituted from time to time.

         2.4     Change in Control has the meaning set forth in Section 15.

         2.5     Code means the Internal Revenue Code of 1986, as amended.

         2.6 Committee means the committee of the Board established to administer the Plan, as appointed under Section 5 of the Plan.

         2.7 Common Stock means the $.25 par value common stock of the Company.

         2.8 Company means Savannah Foods & Industries, Inc., a Delaware corporation, and any successor to such organization.

         2.9 Disability means disability as defined in the Participant's then effective employment agreement, or if the Participant is not then a party to an effective employment agreement with the Company which defines disability, "Disability" means disability as determined by the Committee in accordance with standards and procedures similar to those under the Company's long-term disability plan, if any. Subject to the first sentence of this Section 2.9, at any time that the Company does not maintain a long-term disability plan, "Disability" shall mean any physical or mental disability which is determined to be total and permanent by a physician selected in good faith by the Company.

         2.10    Employee means an employee of the Company, a Subsidiary or a
Parent.
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         2.11    Exchange Act means the Securities Exchange Act of 1934, as amended.

         2.12 Fair Market Value means on, or with respect to, any given date(s), the average of the highest and lowest market prices of the Common Stock, as reported on the consolidated reporting system for the New York Stock Exchange for such date(s) or, if the Common Stock was not traded on such date(s), on the next preceding day or days on which the Common Stock was traded. If at any time the Common Stock is not traded on such exchange, the Fair Market Value of a share of the Common Stock shall be determined in good faith by the Board.

         2.13 Option means an option to purchase Shares granted under this Plan.

         2.14 Option Price means the price which shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.

         2.15 Parent means any corporation which is a parent corporation of the Company within the meaning of Section 424(e) of the Code.

         2.16 Participant means any individual who is selected from time to time to receive an Award under the Plan.

         2.17 Plan means the Savannah Foods & Industries, Inc. 1996 Equity Incentive Plan, as amended from time to time.

         2.18    Restricted Stock means Shares granted pursuant to Section 9.

         2.19 Retirement means the voluntary retirement by the Participant from active employment with the Company and its Subsidiaries on or after the attainment of (i) age 65, or (ii) 60, with the consent of the Board.

         2.20    Share means a share of the Common Stock of the Company.

         2.21 Subsidiary means any corporation which is a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

         2.22 Surrendered Shares means the Shares described in Section 8.7 which (in lieu of being purchased) are surrendered for cash or Shares, or for a combination of cash and Shares, in accordance with Section 8.7.

                                  SECTION 3
                           SHARES SUBJECT TO PLAN

         The total number of Shares that may be issued pursuant to Options or Restricted Stock Grants granted under this Plan shall not exceed One Million Two Hundred and Fifty Thousand (1,250,000) Shares, as adjusted below and pursuant to Section 12. Such Shares shall be reserved to the extent that the Company deems appropriate from authorized but unissued Shares and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to an Award granted hereunder which remain after the cancellation, expiration or exchange of such Award shall again become available for use under this Plan, but any Surrendered Shares which remain after the surrender of an Option under
Section 8.7 shall not again become available for use under this Plan.




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                                  SECTION 4
                               EFFECTIVE DATE

         The effective date of this Plan shall be the date it is adopted by the Board, provided the shareholders of the Company approve this Plan within twelve
(12) months after such effective date. If such effective date comes before such shareholder approval, any Awards granted under this Plan before the date of such approval shall automatically be granted subject to such approval.

                                  SECTION 5
                               ADMINISTRATION

         5.1 The Committee. This Plan shall be administered by the Committee. The Committee shall be appointed from time to time by the Board and shall consist of not less than three (3) of the then members of the Board who are Non-Employee Directors (within the meaning of Rule 16b-3(b)(3) promulgated pursuant to the Exchange Act) of the Company. No member of the Committee shall be eligible to receive Awards under the Plan. Consistent with the Bylaws of the Company, members of the Committee shall serve at the pleasure of the Board and the Board, subject to the immediately preceding sentence, may at any time and from time to time remove members from, or add members to, the Committee.

         5.2 Powers of the Committee. The Committee, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Committee shall have the power to interpret this Plan and, subject to Section 14, to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Committee's actions shall be binding on the Company, on each affected Participant, and on each other person directly or indirectly affected by such action.

         5.3 Liability Limitation. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

                                  SECTION 6
                                 ELIGIBILITY

         Only Employees, or those who will become Employees, shall be eligible for the grant of an Award under this Plan, but no Employee shall have the right to be granted an Award under this Plan merely as a result of his or her status as an Employee.

                                  SECTION 7
                               GRANT OF AWARDS

         7.1 Selection by Committee. The Committee, in its absolute discretion, may grant Awards under this Plan from time to time and shall have the right to grant new Awards in exchange for outstanding Awards. Awards shall be granted to Employees selected by the Committee and the Committee shall be under no obligation whatsoever to grant Awards to all Employees, to grant Awards uniformly or to grant all Awards subject to the same terms and conditions. In determining Employee(s) to whom an Award shall be granted and the number of Shares to be covered by such Award, the Committee may take into account the recommendations of the President of the Company and its other officers, the duties of the Employee, the





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present and potential contributions of the Employee to the success of the
Company, the anticipated number of years of service remaining before the attainment by the Employee of retirement age, and other factors deemed relevant by the Committee, in its sole discretion, in connection with accomplishing the purpose of this Plan. An Employee who has been granted an Award, whether under this Plan or otherwise, may be granted one or more additional Awards.

         7.2 Award Agreements. Each grant of an Award shall be evidenced by an Award Agreement and shall incorporate such terms and conditions as the Committee, acting in its absolute discretion, deems consistent with the terms of this Plan.

                                  SECTION 8
                                STOCK OPTIONS

         8.1 Terms and Conditions. Options granted under the Plan shall be in respect of Common Stock. Such Options shall be subject to the terms and conditions set forth in this Section 8 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. Options granted hereunder shall not be intended to satisfy the requirements of Section 422 of the Code as incentive stock options.

         8.2 Option Price. The Option Price for each Share subject to such Option shall be no less than the Fair Market Value of a Share on the date such Option is granted. The Option Price shall be payable in full upon the exercise of any Option, and an Award Agreement, at the discretion of the Committee may provide for the payment of the Option Price either in cash or in Shares acceptable to the Committee or in any combination of cash and Shares acceptable to the Committee. Any payment made in Shares shall be treated as equal to the Fair Market Value of such Shares on the date the properly endorsed certificate for such Shares is delivered to the Committee (or to its delegate). Notwithstanding the above, and in the sole discretion of the Committee, an Option may be exercised as to a portion or all (as determined by the Committee) of the number of Shares specified in the Award Agreement by delivery to the Company of a secured promissory note to be executed by the Optionee. The promissory note shall include, along with such other terms and conditions as the Committee shall determine, provisions in a form approved by the Committee under which (a) the balance of the aggregate purchase price shall be payable in equal installments over such period and shall bear interest at such rate (which shall not be less than the prime bank loan rate as determined by the Committee) as the Committee shall approve and (b) the Optionee shall be personally liable for payment of the unpaid principal balance and all accrued but unpaid interest.

         8.3     Option Exercise Period.

                 (a) Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Award Agreement, but no Award Agreement shall:

                          (i) make an Option exercisable before the date such Option is granted or;

                          (ii) make an Option exercisable after the earlier of the:

                                  (A)      the date such Option is exercised
                                           in full; or

                                  (B)      the date which is the tenth (10th)
                                           anniversary of the date such Option
                                           is granted.





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                (b)     If a Participant's employment with the Company and/or
any Parent or Subsidiary shall be terminated for any reason, except death, Disability or Retirement, the Option shall terminate upon the date of such termination of employment, unless the Award Agreement for the Option expressly provides otherwise, except as otherwise provided herein.

                (c) If a Participant shall become Disabled while an employee of the Company or any Parent or Subsidiary or after the date of termination of employment but prior to the expiration of the Option, or if a Participant shall Retire, the Retired Participant, the transferee of the Option pursuant to Section 8.6 or the Disabled Participant shall have the right to exercise the Option, and the right to exercise the Option shall terminate as provided by the terms of the Award Agreement for the Option. If a Participant shall die while an employee of the Company or any Parent or Subsidiary or after the date of termination of employment but prior to the expiration of the Option, the executor or administrator of the Participant's estate or a transferee of the Option pursuant to Section 8.6 shall have the right to exercise the Option, and the right to exercise the Option shall terminate upon the earliest of (i) the expiration of twelve (12) months from the date of such termination of employment, (ii) the expiration of twelve (12) months from the date of the Participant's death, or (iii) as otherwise provided by the terms of the Award Agreement for the Option. The occurrence of a Change in Control shall have no effect on the duration of the exercise period.

                (d) Whether military or other government or eleemosynary service or other leave of absence will constitute termination of employment shall be determined in each case by the Committee in its sole discretion.

                (e) Notwithstanding the foregoing termination provisions, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of an Participant's termination on the expiration or exercisability of newly granted options or (with the consent of the affected Participant) outstanding options. However, no Option can have a term of more than ten (10) years.

       8.4 Vesting. In respect of any Option granted under this Plan, unless otherwise (a) determined by the Committee (in its sole discretion) at any time and from time to time in respect of any such Option, or (b) provided in the Award Agreement or in the Participant's employment agreement in respect of any such Option, such Option shall become exercisable as to the aggregate number of shares of Common Stock underlying such Option, as determined on the date of grant, as follows:

                (a) 33 1/3%, on the first anniversary of the date of grant of the Option, provided the Participant is then employed by the Company and/or one of its Subsidiaries;

                (b) 66 2/3%, on the second anniversary of the date of grant of the Option, provided the Participant is then employed by the Company and/or one of its Subsidiaries; and

                (c) 100%, on the third anniversary of the date of grant of the Option, provided the Participant is then employed by the Company and/or one of its Subsidiaries.

        8.5 Acceleration of Vesting upon Death, Disability or Retirement. Notwithstanding anything to the contrary contained in Section 8.4, such Option shall become one hundred percent (100%) exercisable as to the aggregate number of shares of Common Stock underlying such Option upon the death, Disability or Retirement of the Participant. Death or Disability of the Participant occurring after termination of employment with the Company and/or any Parent or Subsidiary shall not cause any Options to become exercisable.

        8.6 Non-Transferable. No Option granted under this Plan shall be transferable by a Participant other than by will or by the laws of descent and distribution, and such Option shall be exercisable during a





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Participant's lifetime only by the Participant.  The person or persons to whom an Option is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Participant.

       8.7      Surrender of Options.

                (a) General Rule. The Committee, acting in its absolute discretion, may incorporate a provision in an Award Agreement to allow a Participant to surrender his or her Option in whole or in part in lieu of the exercise in whole or in part of that Option on any date that:

                        (i) the Fair Market Value of the Shares subject to such Option exceeds the Option Price for such Shares; and

                        (ii) the Option to purchase such Shares is otherwise exercisable.

                (b) Procedure. The surrender of an Option in whole or in part shall be effected by the delivery of the Award Agreement to the Committee (or to its delegate) together with a statement signed by the Participant which specifies the number of Shares ("Surrendered Shares") as to which the Participant surrenders his or her Option and how he or she desires payment be made for such Surrendered Shares.

                (c) Payment. A Participant in exchange for his or her Surrendered Shares shall receive Shares equal in amount on the date such surrender is effected to the excess of the Fair Market Value of the Surrendered Shares on such date over the Option Price for the Surrendered Shares. If any exercise under this Section 8.7 creates a right to acquire a fractional Share, such fractional Share shall be disregarded and the number of Shares to be issued shall be the next lower number of Shares, rounding all fractions downward.

                (d) Restrictions. Any Award Agreement for an Option which incorporates a provision to allow a Participant to surrender his or her Option in whole or in part also shall incorporate such additional restrictions on the exercise or surrender of such Option as the Committee deems necessary to satisfy the conditions to the exemption under Rule 16b-3 (or any successor exemption) to Section 16(b) of the Exchange Act.

                                  SECTION 9
                              RESTRICTED STOCK

       9.1. Terms and Conditions. Awards of Restricted Stock shall be subject to the terms and conditions set forth in this Section 9 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. Restricted Stock may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Shares of Restricted Stock to be granted to a Participant and the Committee may provide or impose different terms and conditions on any particular Restricted Stock Award made to any Participant. With respect to each Participant receiving an Award of Restricted Stock, there shall be issued a stock certificate (or certificates) in respect of such Restricted Stock. Such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear, among other required legends, the following legend:

                "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the Savannah Foods & Industries, Inc. 1996 Equity Incentive Plan and an Award Agreement entered into between the registered owner hereof and Savannah Foods & Industries, Inc. Copies of





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                such Plan and Award Agreement are on file in the office of the
                Secretary of Savannah Foods & Industries, Inc., Savannah, Georgia. Savannah Foods & Industries, Inc. will furnish to the recordholder of the certificate, without charge and upon written request at its principal place of business, a copy of such Plan and Award Agreement. Savannah Foods & Industries, Inc. reserves the right to refuse to record the transfer of this certificate until all such restrictions are satisfied, all such terms are complied with and all such conditions are satisfied."

Such stock certificate evidencing such shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

       9.2 Restricted Stock Award. An Award of Restricted Stock is an Award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment for specified reasons within a specified period of time or for other reasons (including, without limitation, the failure to achieve designated performance goals).

       9.3 Restriction Period. In accordance with Sections 9.1 and 9.2 of the Plan and unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Stock shall only become unrestricted and vested in the Participant in accordance with such vesting schedule relating to such Restricted Stock, if any, as the Committee may establish in the relevant Award Agreement (the "Restriction Period"). Notwithstanding the preceding sentence, in no event shall the Restriction Period be less than six (6) months after the date of grant of the Award.
During the Restriction Period, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Restricted Stock or a portion thereof, as the case may be, as provided in Section 9.4 of the Plan.

       9.4 Payment of Restricted Stock. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of an Award of Restricted Stock, a new certificate, without the legend set forth in Section 9.1 of the Plan, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.

       9.5 Shareholder Rights. A Participant shall have, with respect to the shares of Common Stock underlying an Award of Restricted Stock, all of the rights of a shareholder of such stock (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement). Any stock dividends paid in respect of unvested Restricted Stock shall be treated as additional Restricted Stock and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Stock in respect of which such stock dividends are issued.





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                                 SECTION 10
                           SECURITIES REGISTRATION

       Each Award Agreement may provide that, upon the receipt of Shares as a result of the surrender or exercise of an Award, the Employee shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Award Agreement also may provide that, if so requested by the Company, the Employee shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended ("1933 Act") and any applicable state securities law or unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.
Certificates representing the Shares transferred upon the grant, exercise or surrender of an Award granted under this Plan may at the discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

                                 SECTION 11
                                LIFE OF PLAN

       No Award shall be granted under this Plan on or after the tenth (10th) anniversary of the effective date of the Plan, in which case the Plan otherwise shall continue in effect until the later of (i) all outstanding Options have been terminated, surrendered or exercised in full or no longer are exercisable or (ii) all restrictions on Shares transferred as Restricted Stock have lapsed.

                                 SECTION 12
                                 ADJUSTMENT

       The number of Shares reserved under Section 3 of this Plan and the number of Shares subject to Awards granted under this Plan and the exercise price or other price per Share relating to outstanding Awards shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Committee shall have the right to adjust the number of Shares reserved under Section 3 of this Plan and the number of Shares subject to Awards granted under this Plan and the exercise price or other price per Share relating to outstanding Awards in the event of any merger, consolidation, division, acquisition, reorganization or liquidation which provides for the substitution or assumption of such Awards. If any adjustment under this Section 12 creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded and the number of Shares reserved under this Plan and the number subject to any Awards granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section 12 by the Committee shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3 of this Plan.





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                                 SECTION 13
                        SALE OR MERGER OF THE COMPANY

       If the Company agrees to sell substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, division or other transaction in which Shares are converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of the Options granted under this Plan, each Option, at the direction and discretion of the Committee, or as is otherwise provided in the Award Agreements, may be canceled unilaterally by the Company in exchange for the whole Shares which each Participant otherwise would receive if he or she had the right to surrender his or her outstanding Option in full under Section 8.7 of this Plan and he or she exercised that right exclusively for Shares on a date fixed by the Committee which comes before such sale or other corporate transaction.

                                 SECTION 14
                          AMENDMENT OR TERMINATION

       This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of the Company
(1) to increase the number of Shares reserved under Section 3, except as set forth in Section 12, (2) to extend the maximum life of the Plan under Section 11 or the maximum exercise period under Section 8.3, (3) to decrease the Option Price under Section 8.2, or (4) to change the designation of Employees eligible for Awards under Section 6. The Board also may suspend the granting of Awards under this Plan at any time and may terminate this Plan at any time; provided, however, the Company shall not have the right to modify, amend or cancel any Award granted before such suspension or termination unless (i) the Participant consents in writing to such modification, amendment or cancellation or (ii) there is a dissolution or liquidation of the Company or a transaction described in Section 12 or Section 13 of this Plan.

                                 SECTION 15
                              CHANGE IN CONTROL

       15.1 Acceleration of Awards Vesting. Anything in the Plan to the contrary notwithstanding, if a Change in Control of the Company occurs (a) all Options then unexercised and outstanding shall become fully vested and exercisable as of the date of the Change in Control, and (b) all restrictions, terms and conditions applicable to all Restricted Stock then outstanding shall be deemed lapsed and satisfied as of the date of the Change in Control. The immediately preceding sentence shall apply to only those Participants (i) who are employed by the Company and/or one of its Subsidiaries as of the date of the Change in Control, or (ii) to whom Section 15.3 below is applicable.

       15.2 Payment After Change in Control. Notwithstanding anything to the contrary in the Plan, within thirty (30) days after a Change in Control occurs,
(a) the holder of an Award of Restricted Stock vested under Section 15.1(b) above shall receive a new certificate for such shares without the legend set forth in Section 9 of the Plan and, in the case only of a Change in Control under Section 15.4(a) of the Plan, such holder shall have the right, but not the obligation, to elect, within ten (10) business days after the Participant has actual or constructive knowledge of the occurrence of such Change in Control, to require the Company to purchase such shares from the Participant at their then Fair Market Value, and (b) in the case only of a Change in Control under Section 15.4(a) of the Plan, the holders of any Options shall have the right, but not the obligation, to elect, within ten (10) business days after the Participant has actual or constructive knowledge of the occurrence of such Change in Control, to require the Company to purchase such Options from the Participant for an aggregate amount equal to the then aggregate Fair Market Value of the Common Stock underlying such Awards tendered, less the aggregate exercise price of such tendered Awards.





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       15.3     Termination as a Result of a Change in Control.  Anything in the
Plan to the contrary notwithstanding, if a Change in Control occurs and if the Participant's employment is terminated before such Change in Control and it is reasonably demonstrated by the Participant that such employment termination (a) was at the request, directly or indirectly, of a third party who has taken steps reasonably calculated to effect the Change in Control, or (b) otherwise arose in connection with or in anticipation of the Change in Control, then for purposes of this Section 15, the Change in Control shall be deemed to have occurred immediately prior to such Participant's employment termination.

       15.4 Change in Control. For purposes of this Plan, a Change in Control shall be deemed to have occurred when and only when the first of the following events occurs:

       (a) Any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than (1) any employee plan established by the Company, (2) the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities; or

       (b) During any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director (other than an individual whose nomination for election is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment, election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

       (c) There is consummated a merger or consolidation of the Company or a subsidiary thereof with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation more than 80% of the combined voting power of the voting securities of either the Company or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation; or

       (d) There is consummated a sale or disposition by the Company of all or substantially all of the Company's assets.


                                 SECTION 16
                                MISCELLANEOUS

       16.1 Shareholder Rights. No Participant shall have any rights as a shareholder of the Company as a result of the grant of an Award to him or to her under this Plan or his or her exercise or surrender of such Award pending the actual delivery of Shares subject to such Award to such Participant.

       16.2 No Contract of Employment. The grant of an Award to an Employee under this Plan shall not constitute a contract of employment or other association with the Company, and shall not confer on an

Employee any rights upon his or her termination of employment or other association with the Company, in addition to those rights, if any, expressly set forth in the applicable Award Agreement.

       16.3 Withholding. The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Option, or the delivery, transfer or vesting of any Common Stock or Restricted Stock, any federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. If the Committee, in its sole discretion, permits shares of Common Stock to be used to satisfy any such tax withholding, such Common Stock shall be valued based on the Fair Market Value of such stock as of the date the tax withholding is required to be made, such date to be determined by the Committee. The Committee may establish rules limiting the use of Common Stock to meet withholding requirements by Participants who are subject to Section 16 of the Exchange Act. The exercise or surrender of any Option granted under this Plan shall constitute an Employee's full and complete consent to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise or surrender.

       16.4 Transfer. The transfer of an Employee between or among the Company, a Subsidiary or a Parent shall not be treated as a termination of his or her employment under this Plan.

       16.5 Construction. This Plan shall be construed under the laws of the State of Georgia.

                      SAVANNAH FOODS & INDUSTRIES, INC.
                     STOCK OPTION AGREEMENT PURSUANT TO
                         1996 EQUITY INCENTIVE PLAN


         THIS AGREEMENT, made as of the ____ day of _________, 1996 (the "Grant Date"), by and between Savannah Foods & Industries, Inc. (the "Company") and __________________ (the "Optionee").

                            W I T N E S S E T H:

         WHEREAS, the committee of the Board of Directors of the Company (the "Committee") of the Savannah Foods & Industries, Inc., 1996 Equity Incentive Plan ( the "Plan") has authorized the grant to Optionee of a stock option pursuant to the Plan authorizing Optionee to purchase shares of common stock of the Company; and

         WHEREAS, Company and Optionee wish to confirm the terms and conditions of the option;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is hereby agreed by the parties hereto as follows:

         1. Grant of Option. Subject to the terms, restrictions, limitations and conditions stated herein and in the Plan, the Company hereby grants to the Optionee an option (the "Option") to purchase, all or any part of ____________ shares of common stock of the Company (the "Common Stock"). The Option granted hereunder is not intended to satisfy the requirements of Section 422 of the "Code" (as defined in the Plan) as incentive stock options. Capitalized terms used in this Agreement without definition shall have the meanings given to them in the Plan.

         2.   Term and Exercise of Option.   Subject to the provisions of
              this Agreement:

              (a) The Option shall be exercisable during the Option Period (as defined in Section 4 hereof) only to the extent of the number of Vested Shares determined pursuant to the vesting schedule attached hereto as Schedule A.

              (b) The Option may be exercised with respect to all or any portion of the Vested Shares at any time during the Option Period by the delivery to the Company, at its principal place of business, of
         (i) a written notice of exercise in substantially the form attached herein as Exhibit 1, which shall be actually delivered to the Company no earlier that thirty (30) days and no later than (10) days prior to the date upon which Optionee desires to exercise all or any portion of the Option; (ii) payment to the Company of the Exercise Price, defined in Section 3 below, multiplied by the number of shares being purchased (the "Purchase Price") in the manner provided it Subsection (c) hereof; and (iii) cash or a certified check representing payment of all withholding tax obligations (whether federal, state or local), imposed by reason of the exercise of the Option. Upon acceptance of such notice, receipt of payment in full of the Purchase Price and receipt of payment of all withholding tax obligations, the Company shall cause to be issued a certificate representing the shares of Common Stock purchased.

                 (c) The Purchase Price shall be paid in full upon the exercise of an Option and no shares of Common Stock shall be issued or delivered until full payment therefor has been made. Payment of the Purchase Price for all shares of Common Stock purchased pursuant to the exercise of an Option shall be made in cash or by certified check or, alternatively, as follows:

                          (i) by delivery to the Company of a number of shares of Common Stock which have been owned by the Optionee for at least six months prior to the date of the Option's exercise, having a fair market value on the date of exercise, as determined by the Committee in its sole discretion, either equal to the Purchase Price or in combination with cash to equal the Purchase Price; or

                          (ii) by receipt of the Purchase Price in cash from a broker, dealer, or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Committee of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of shares of Common Stock with respect to which the Option is exercised; or

                          (iii) by instructing the Company to deduct from the actual number of shares issuable upon exercise of the Option that number of whole shares of Common Stock which, when multiplied by the fair market value of the Common Stock as of the date the Option is exercised, is sufficient to pay the Purchase Price.

                 (d) In lieu of paying the withholding tax obligation in cash or by certified check to the Company, as described in Subsection 2(b) hereof, Optionee may elect (i) to have the actual number of shares issuable upon exercise reduced by the smallest number of whole shares of Common Stock which, when multiplied by the fair market value of the Common Stock as of the date the Option is exercised, is sufficient to satisfy the amount of withholding tax; or (ii) to tender to the Company the smallest number of whole shares of Common Stock that have been owned by the Optionee for at least six months prior to the Tax Date (defined below) and that, when multiplied by the fair market value of the shares of Common Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise of the option (a "Withholding Election"). Optionee may make a Withholding Election only if all of the following conditions are met:

                          (i) the Withholding Election must be made no later than the date on which the amount of tax required to be withheld is determined (the "Tax Date) by executing and delivering to the Company a properly completed Notice of Withholding Election in substantially the form of Exhibit 2 attached hereto;

           (ii)    any Withholding Election is irrevocably given; and

           (iii)   if the Optionee is considered by the
         Committee to be subject to Section 16 of the Securities
         Exchange Act of 1934, the Withholding Election is delivered to the Company sufficiently in advance of the Tax Date as the Committee determines is necessary or appropriate to satisfy the conditions of the exemption provided under Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Notwithstanding anything to the contrary herein, the Committee may in its sole discretion disapprove and give no effect to any Withholding Election and no Option to which any Withholding Election relates may be exercised prior to one year after the Company has been subject to the reporting requirements of
         Section 13 of the Securities Exchange Act of 1934 and has filed all reports and statements required to be filed pursuant to that Section during that year.

         (e) Notwithstanding anything to the contrary herein, upon the occurrence of a Change in Control under Section 15.4(a) of the Plan, Optionee shall have the right, but not the obligation, to elect, within ten (10) business days after the Optionee has actual or constructive knowledge of the occurrence of such Change in Control, to require the Company to purchase this Option from Optionee for an aggregate amount equal to the then aggregate Fair Market Value of the Common Stock underlying the Option tendered, less the aggregate exercise price of such tendered Option and the amount, if any, of withholding tax due thereon.

    3.   Exercise Price.  The exercise price for each share of Common
Stock for which the Option is exercised shall be $_____, subject to adjustment as set forth in Section 7 hereof (the "Exercise Price").

    4. Term and Termination of Option. Except as otherwise provided below, the term of the Option (the "Option Period") shall commence on the Grant Date and terminate on the date of the first to occur of the following events:

         (a)       the tenth anniversary of the Grant Date; or

         (b) the date the Optionee ceases to be an employee of the Company or a subsidiary within the meaning of Code Section 424(f) (a "Subsidiary"), except that (i) if Optionee ceases to be an employee of the Company or a Subsidiary because of Optionee's death, Disability or Retirement, the Option Period shall be extended until the expiration of twelve (12) months following Optionee's death, Disability or Retirement or
    (ii) if a Change in Control occurs and Optionee's employment is terminated before such Change in Control and it is reasonably demonstrated by the Optionee that such employment termination (x) was at the request, directly or indirectly, of a third party who has taken steps reasonably calculated to effect the Change in Control, or (y) otherwise arose in connection with or in anticipation of the Change in Control, then for purposes hereof, the Change in Control shall be deemed to have occurred immediately prior to such Optionee's employment termination and the Option Period shall be extended until the expiration of thirty (30) days following termination of Optionee's employment.

Upon the expiration of the Option Period, this Option and all unexercised rights granted to Optionee hereunder shall terminate, and thereafter be null and void.

         5. Rights as Shareholder. Until the stock certificates reflecting the Common Stock accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Common Stock. The Company shall make no adjustments for any dividends or distributions or other rights on or with respect to shares of Common Stock purchased pursuant to the Option for which the record date is prior to the issuance of that stock certificate, except as the Plan or this Agreement otherwise provides.

         6. Restriction on Transfer of Option. The Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution, and, shall be exercisable during the lifetime of the Optionee (or in the event of his disability, by his personal representative) and after his death, only by his personal representative.

         7. Change in Capitalization. The number and type of shares of stock, or both, subject to the Option; the Exercise Price; the Option Period; and the number of Vested Shares may be adjusted in the event of certain recapitalization or reorganizations affecting the Company in the manner set forth in Section 12 of the Plan.

         8. Special Limitation on Exercise. Notwithstanding anything contained herein to the contrary, no purported exercise of the Option shall be effective without the written approval of the Company, which may be withheld to the extent that its exercise, either individually or in the aggregate together with the exercise of other previously exercised stock option and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Company, require the filing of a registration statement with the United States Securities and Exchange Commission, or with the securities commission of any state. The Company shall avail itself of any exemptions from registration contained in applicable federal and state securities laws which are reasonably available to the Company on terms which, in its sole and absolute discretion, it deems reasonable and not unduly burdensome or costly. If the Option cannot be exercised at the time it would otherwise expire due to the restrictions contained in this Section, the exercise period shall be extended for successive one-year periods until it can be exercised in accordance with this Section. The Optionee shall deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company reasonably request in order for the Company to be able to satisfy itself that the Common Stock to be acquired pursuant to the exercise of the Option is being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

         9. Legend on Stock Certificates. Certificates evidencing Common Stock to be distributed pursuant to the Agreement and the Plan shall, to the extent appropriate at the time, have noted conspicuously on the certificates a legend to the following effect, which is intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth in this Agreement:

                 (a) That the securities evidenced by the certificate were issued without registration under the Securities Act of 1933, as amended (the "1933 Act"), or under the applicable laws of any state or states (collectively referred to as the "State Acts"), in reliance upon certain exemptive provisions of the 1933 Act or any applicable State Acts;

                 (b) That the securities cannot be sold or transferred unless, in the opinion of counsel reasonably acceptable to the Company, the sale or transfer would be:

                          (1) Pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption form registration; and

                          (2) A transaction which is exempt under any applicable State Acts or pursuant to an effective registration. statement under or in a transaction which is otherwise in compliance with the State Acts; and

                 (c) That the securities evidenced by the certificate were issued in accordance with the provisions of the Agreement and the Plan and are subject to the provisions thereof and may not be sold or transferred except in compliance with said provisions.

         10. Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Georgia; provided, however, no option may be exercised except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable state securities laws.

         11. Successors. This Agreement shall be binding upon and inure to benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

         12.     Notice.   Except as otherwise specified herein, all notices
and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notice to be sent by giving notice of the address to the other parties in the same manner as provided herein.

                 13. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

                 14. Entire Agreement. Subject to the terms and conditions of the Plan, this Agreement expresses the entire understanding and agreement of the parties. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

                 15. Violation. Any transfer, pledge, sale, assignment or hypothecation of the Option or any portion thereof shall be a violation of the terms of this Agreement and shall be void and without effect.

                 16. Heading. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

                 17.      Specific Performance.   In the event of any actual or
threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or entity, and all such rights and remedies shall be cumulative.

                 18. No Rights Created. Neither the establishment of the Plan nor the grant of the Option hereunder shall be construed as giving the Optionee the right to continued employment with the Company or a Subsidiary.

         IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.

                                        SAVANNAH FOODS & INDUSTRIES, INC.


                                        By: ______________________________

                                        Title: ___________________________

ATTEST:

_______________________________

Title: ________________________

         [CORPORATE SEAL]               OPTIONEE


                                        ___________________________(SEAL)

                                        ___________________________
                                                (Print Name)

                                  EXHIBIT 1

                            NOTICE OF EXERCISE OF
                          STOCK OPTION TO PURCHASE
                               COMMON STOCK OF
                      SAVANNAH FOODS & INDUSTRIES, INC.



Savannah Foods & Industries, Inc.
2 East Bryan Street
Savannah, GA  31402

Re:      Exercise of Stock Option

Gentlemen:

         Subject to acceptance hereof in writing by Savannah Foods & Industries, Inc. (the "Company") pursuant to the provisions of the Savannah Foods & Industries, Inc. 1996 Equity Incentive Plan, I hereby give at least ten days but no more than thirty days prior notice of my election to exercise options granted to me to purchase _________________________ shares of Common Stock of the Company under the Stock Option Agreement dated as of ______________________________, 199 ____. The purchase shall take place as of _________________________, 199 ____ (the "Exercise Date").

         On or before the Exercise Date, I will pay the applicable purchase price as follows:

         [ ] by delivery of cash or a certified check for $ ______________ for the full purchase price payable to the order of Savannah Foods & Industries, Inc.

         [ ] by delivery of cash or a certified check for $ ______________ representing a portion of the purchase price with the balance to consist of shares of Common Stock that I have owned for at least six months and that are represented by a stock certificate I will surrender to the Company with my endorsement. If the number of shares of Common Stock represented by such stock certificate exceed the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.

         [ ] by delivery of a stock certificate representing shares of Common Stock that I have owned for at least six months which I will surrender to the Company with my endorsement as payment of the purchase price. If the number of shares of Common Stock represented by such certificate exceed the number to be applied against the purchase price, I understand that a new certificate will be issued to me reflecting the excess number of shares.

         [ ] by delivery of the purchase price by ____________________ , a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Company to issue a stock certificate in the number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price.

         [ ] by hereby instructing the Company to deduct from the actual number of shares issuable upon exercise of the Option that number of whole shares of Common Stock which, when multiplied by the fair market value of the Common Stock as of the date the Option is exercised, is sufficient to pay the Purchase Price.

         The required federal, state and local income tax withholding, if any, on the exercise of the option shall be paid on or before the Exercise Date in cash or by certified check, or in the manner provided in the Withholding Election previously tendered or to be tendered to the Company no later than the Exercise Date.

         As soon as the stock certificate is registered in my name, please delivery it to me at the above address.

         If the Common Stock being acquired is not registered for issuance to and resale by the Optionee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the "1933 Act"), I hereby represent, warrant, covenant, and agree with the Company as follows:

                 The shares of the Common Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with, any distribution of the Common Stock, nor am I aware of the existence of any distribution of the Common Stock.

                 I am not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Company;

                 The Common Stock was not offered to me by means of publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

                 I am able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of my investment therein;

                 I understand and agree the Common Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions form registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

                 The Common Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

                 The Company will be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the 1933 Act are not now available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Common Stock;

                 I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records. I have examined such of these documents as I wished and am familiar with the business and affairs of the Company. I realize that the purchase of the Common Stock is a speculative investment and that any possible profit therefrom is uncertain;

                 I have had the opportunity to ask questions of and receive answers from the Company and any such person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;

                 I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and I am able to bear the economic risk of such purchase; and

                 The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Common Stock of the Company issued to me pursuant to this Option. Acceptance by me of the certificate representing such Common Stock shall constitute a confirmation by me that all such agreements, representation, warranties and covenants made herein shall be true and correct at that time.

         I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice.

                               Very truly yours,

                               _________________________________(SEAL)

                               _________________________________
                               (Print Name)

AGREED TO AND ACCEPTED:

SAVANNAH FOODS & INDUSTRIES, INC.


By: ________________________

Title: _____________________

Number of Shares
Exercised: _________________            Date: ______________________

                                  EXHIBIT 2

                       NOTICE OF WITHHOLDING ELECTION
                      SAVANNAH FOODS & INDUSTRIES, INC.
                         1996 EQUITY INCENTIVE PLAN

TO:      Savannah Foods & Industries, Inc.

FROM:    Name:
              ------------------------------
RE:      Withholding Election

-------------------------------------------------------------------------------

         This election relates to the option identified in Paragraph 3 below. I hereby certify that:

         (1) My correct name and social security number and my current address are set forth at the end of this document.

         (2)      I am (check one, whichever is applicable):

                  [  ]    the original recipient of the option.

                  [  ]    the legal representative of the estate of the
                          original recipient of the option.

                  [  ]    a legatee of the original recipient of the option.

                  [  ]    a legal guardian of the original recipient of the
                          option.

         (3) The option pursuant to which this election relates was issued under the Savannah Foods & Industries, Inc.
                  1996 Equity Incentive Plan (the "Plan") in the name of _______________________ for the purchase of a total of
                  ___________ shares of Common Stock.  This election relates to
                  ___________ shares of Common Stock issuable upon exercise of the option (the "Common Stock"), provided that the numbers set forth above shall be deemed changed as appropriate to reflect the applicable Plan provisions.

         (4) In connection with any exercise of the option with respect to the Common Stock, I hereby elect:

                  [  ]    To have certain of the shares issuable
                          pursuant to the exercise withheld by the Company for the purpose of having the value of the shares applied to pay federal, state, and local, if any, taxes arising from the exercise; or

                  [  ]    To tender shares of Common Stock held by me
                          for a period of at least six months prior to the exercise of the option for the purpose of having the value of the shares applied to pay such taxes.

                  The shares to be withheld or tendered, as applicable, shall have, as of the Tax Date applicable to the exercise, a fair market value equal to the minimum statutory tax withholding requirement under federal, state and local law in connection with the exercise.

         (5) This Withholding Election is made no later than the Tax Date and is otherwise timely made pursuant to the Plan.

         (6) I understand that this Withholding election may not be revised, amended or revoked by me (except in a manner that satisfies the requirements of the exemption provided under Rule 16b-3 promulgated under the Securities Exchange Act of 1934).

         (7)      I further understand that the Company shall either
                  (a) withhold from the Common Stock a number of shares of Common Stock having the value specified in Paragraph 4 above, or (b) accept a number of shares of Common Stock held by me for at least six months prior to exercise and having the value specified in Paragraph 4 above, as applicable.

         (8) The Plan has been made available to me by the Company, I have read and understand the Plan and I have no reason to believe that any of the conditions therein to the making of this Withholding Election have not been met.

         Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Plan.

Dated:   ________________________       ________________________________________
                                        Signature

_________________________________       ________________________________________
Social Security Number                  Name (printed)

                                        ________________________________________
                                        Street Address

                                        ________________________________________
                                        City, State, Zip Code

                                 SCHEDULE A

                                     TO
                      SAVANNAH FOODS & INDUSTRIES, INC.
                           STOCK OPTION AGREEMENT

                              VESTING SCHEDULE

         "Vested Shares" means only that percentage of the number of shares of Common Stock subject to the Option as to which the Option becomes exercisable following completion of the years of service indicated in the schedule below.

         Percentage of Shares                      Years of Service
         Which are Vested Shares                   after Grant Date
         -----------------------                   ----------------

                     0%                            less than 1 year

                33 1/3%                                 1 year

                66 2/3%                                 2 years

                   100%                                 3 years

-----------------------------

         1.      Construction.

                 (a) For purposes of the Vesting Schedule, Optionee shall be granted a year of service for each consecutive twelve-consecutive month period following the Grant Date and during which Optionee remains, at all times, employed on a full-time basis by the Company or a Subsidiary.

                 (b) The right of Optionee to vest in Common Stock shall cease upon the termination of Optionee's employment by the Company or a Subsidiary, other than by reason of Optionee's death, Disability or Retirement, and thereafter, no further shares shall become Vested Shares; the Option shall be exercisable during the Option Period specified in Section 4 of the Agreement. The foregoing notwithstanding, the Option shall become one hundred percent (100%) exercisable as to the aggregate number of shares of Common Stock underlying the Option upon (i) the death, Disability or Retirement of the Optionee or (ii) the occurrence of a Change in Control (as defined in the Plan). Except as provided in Section 4(b) of this Agreement, death, Disability or a Change in Control occurring after termination of employment with the Company or a Subsidiary shall not cause any Options to become exercisable.